Exhibit 99.2

LuxUrban Hotels Appoints Hotel Finance Executive Alexander Lombardo to Board of Directors

MIAMI, FL, - June 6, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), a hospitality company which leases entire existing hotels on a long-term basis and rents rooms in its hotels to business and vacation travelers, today announced the appointment of Alexander (Alex) Lombardo as an independent member of the Company’s Board of Directors, effective June 4, 2024.

Mr. Lombardo has more than 20 years of experience in the areas of corporate finance and accounting, project finance, development, construction, and management for both private and public companies. He will serve on LuxUrban’s Audit and Finance, Risk and Investment Committees, as well as the Company’s recently formed Special Committee to explore potential strategic initiatives focused on maximizing shareholder value.

Mr. Lombardo is currently Vice President, Finance at Seaboard Hospitality, where he oversees the financial, accounting, risk management, and debt management areas for this developer, owner and operator of premier coastal hotels and cottages spanning the Atlantic Coast. Prior to joining Seaboard Hospitality, he served as Chief Financial Officer for: Alpine Acquisition Corporation, where he oversaw the early stages of financing and development for a family-focused hotel concept; LTD Hospitality Group, which owns and operates a portfolio of more than 20 hotels and restaurants; and Two Bit Circus, an experiential entertainment technology company. Mr. Lombardo spent 13 years at Great Wolf Resorts, a family entertainment resorts company that was acquired by Centerbridge Partners LP in 2015. During his tenure at Great Wolf Resorts, he served as Senior Vice President of Development, where he oversaw all aspects of the company’s branded developments from initial market identification to property openings, and Senior Vice President of Finance and Treasurer, managing transactions that included the company’s IPO in 2004 and high yield corporate bond offering in 2010. Mr. Lombardo also served as VP of Finance for Interstate Hotels and Resorts, Inc.

Mr. Lombardo is an Advisor to merchant bank Alpine Consolidated and SaaS service provider Blockpass UK LTD. He received a BBA in International Business from James Madison University.

“Alex is an accomplished hotel development and finance executive with a history of enhancing asset values and driving portfolio and revenue growth,” said Elan Blutinger, Chairman of the Board. “He has served at some of the most successful public and private lodging companies in the industry, and brings the kind of talent we need to continue to seek ways to capitalize, grow, and innovate.”

Mr. Lombardo commented, “Joining LuxUrban is an exciting opportunity, and I look forward to sharing my experiences to support the evolution and advancement of our unique business model.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact
Shanoop Kothari	Devin Sullivan
Chief Executive Officer	Managing Director
LuxUrban Hotels Inc.	The Equity Group Inc.
shanoop@luxurbanhotels.com	dsullivan@equityny.com

Conor Rodriguez, Analyst
crodriguez@equityny.com